UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2015

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35726	80-0145732
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 Winter Street

Waltham, MA 02451

(Address of principal executive offices) (Zip Code)

(617) 551-4000

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2015, Radius Health, Inc. (the “Company”) appointed Dr. Lorraine A. Fitzpatrick as the Company’s Chief Medical Officer, with overall responsibilities for the abaloparatide, RAD1901 and RAD140 programs. Dr. Fitzpatrick joins the Company from GlaxoSmithKline plc where she led the clinical development of novel agents to treat musculoskeletal diseases and women’s health and served as Medicine Development Leader for Denosumab. Across her industry and academic career, Dr. Fitzpatrick has led multidisciplinary teams in the development and commercialization of both osteoporosis and oncology therapeutics. In her role as Chief Medical Officer, Dr. Fitzpatrick succeeds Dr. Alan G. Harris who has assumed the newly created position of Medical Lead for Vasomotor Development, where he will be focusing on the continued development of RAD1901 for the treatment of vasomotor symptoms in postmenopausal women.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS HEALTH, INC.

Date: July 28, 2015	By:	/s/ B. Nicholas Harvey
Name: B. Nicholas Harvey
Title: Chief Financial Officer

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